THE VISIONARY CHOICE VARIABLE ANNUITY

                          READ YOUR CONTRACT CAREFULLY

RIGHT TO EXAMINE YOUR CONTRACT. You may return this Contract to Us for any reason within 10 days after You receive it (20 days if this Contract is replacing another annuity contract or insurance policy). You may return the Contract by mailing it to Us at the address of the Service Center shown on page
3. Your Written Request for cancellation must accompany the Contract. If returned, we will pay to You the greater of (i) the amount of Your premium payments and (ii) the Contract Value as of the date the Contract is received at the Annuity Service Center, plus any amounts which may have been deducted for premium taxes. We reserve the right to allocate Your Premium Payments to the Money Market Variable Account during the free-look period.

THIS CONTRACT allows You to choose one of two Withdrawal Charge options at the time You complete Your application. You also choose, at no additional charge, either an enhanced death benefit option or a living benefit option. And, if Your initial Premium Payment is $100,000 or more You may chose one of two free withdrawal options on Your Application. ONCE YOU CHOOSE YOUR OPTIONS, YOU MAY NOT CHANGE THEM.

THIS CONTRACT is a legal contract between the Owner and the IL Annuity and Insurance Company. WE AGREE to provide the benefits and rights set out on this page and the pages that follow which are part of the Contract. They are provided as consideration for the application and the payment of premium for the Contract.

THE CONTRACT, the attached application and any amendments, riders or endorsements make up the entire contract. The Contract does not take effect until We have received the initial Premium Payment.

ACCOUNT VALUES AND ANNUITY PAYMENTS TO YOU, WHEN BASED ON INVESTMENT RESULTS OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. THE VARIABLE PROVISIONS ARE DESCRIBED IN SECTION 6.

Signed for Us on the Date of Issue at the Home Office of the Company at 2960 North Meridian Street, Indianapolis, Indiana 46208.


        /s/ Lisa P. Foxworthy-Parker              /s/ Gregory L. Carney

                  Secretary                              President


         INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT
                                NON-PARTICIPATING
                           INCOME PAYABLE AT MATURITY
  DEATH BENEFIT PAYABLE IN THE EVENT OF THE ANNUITANT'S DEATH PRIOR TO MATURITY


VCA-97 WV R5/98

                     SECTION 1 -GUIDE TO CONTRACT PROVISIONS

SECTION                                                                     PAGE

 1              GUIDE TO CONTRACT PROVISIONS                                   2

 2              CONTRACT SPECIFICATIONS                                        3

 3              DEFINITIONS                                                    4

 4              PREMIUM PAYMENT                                                8

 5              CONTRACT VALUE                                                 8

 6              SEPARATE ACCOUNT PROVISIONS                                   11

 7              WITHDRAWAL PROVISIONS                                         14

 8              OWNERSHIP PROVISIONS                                          18

 9              DEATH BENEFITS PROVISIONS                                     19

10              PAYOUT PLAN PROVISIONS                                        22

11              LIVING BENEFIT PROVISIONS                                     25

12              GENERAL PROVISIONS                                            26

13              TABLES                                                        29

The Application and Any Additional Forms Will Follow Section 13


2-VCA-97                            PAGE 2

                            SECTION 2 -SPECIFICATIONS

           CONTRACT NUMBER   [VA00001]     [William P. Ryker]  ANNUITANT

             DATE OF ISSUE   [May 31, 1995]    [June 1, 2020]  COMMENCEMENT DATE

              AGE AT ISSUE   [40]

INITIAL PREMIUM
PAYMENT                     [$10,000]
                            PREMIUM PAYMENTS MAY BE CONTINUED TO THE
                            ANNUITY START DATE

    PREMIUM TAX CHARGE      [state variable]%

          CONTRACT FEE      $7.50 PER CONTRACT QUARTER

         MORTALITY AND      1.25% PER ANNUM OF THE AVERAGE DAILY VARIABLE
   EXPENSE RISK CHARGE      ACCOUNT VALUE

        ADMINISTRATIVE      .15% PER ANNUM OF THE AVERAGE DAILY VARIABLE
                CHARGE      ACCOUNT VALUE

      VARIABLE ACCOUNT      FIRST 12 REQUESTS PER CONTRACT YEAR - $0
          TRANSFER FEE      13 OR MORE PER CONTRACT YEAR - $25.00 EACH TRANSFER

         FIXED ACCOUNT
 MINIMUM INTEREST RATE      3.0%

     WITHDRAWAL CHARGE      [LIST OPTION]
                            IF YOU WITHDRAW ALL OR PART OF THE CONTRACT
                            VALUE, WITHDRAWAL CHARGES MAY APPLY. SEE PAGE 15.

FREE WITHDRAWAL OPTION      [APPLIES ONLY IF INITIAL PREMIUM PAYMENT IS $100,000
                            OR MORE]
                            [LIST 50% CUMULATIVE OR EARNINGS OPTION]

        SERVICE CENTER      IL ANNUITY AND INSURANCE COMPANY SERVICE OFFICE
                            P.O. Box 29163, Overland Park,  KS  66201 (888)
                            232-6486

================================================================================

[List Living Benefit or Enhanced Death Benefit Option.]


3-VCA-97                            PAGE 3

PREMIUM ALLOCATIONS          THE INITIAL PREMIUM PAYMENT WILL BE ALLOCATED AS
                             SPECIFIED IN YOUR APPLICATION. THE SAME ALLOCATIONS
                             WILL BE MADE FOR EACH SUBSEQUENT PAYMENT UNLESS
                             YOU CHANGE THE ALLOCATIONS BY WRITTEN REQUEST OR,
                             AT THE TIME OF A PREMIUM PAYMENT, YOU INSTRUCT US
                             TO ALLOCATE THAT PAYMENT DIFFERENTLY.

SEPARATE ACCOUNT             IL ANNUITY AND INSURANCE CO. SEPARATE ACCOUNT I

VARIABLE ACCOUNT OPTIONS     PORTFOLIO FUND IN WHICH VARIABLE ACCOUNT INVESTS;

ASSET MANAGER*               FIDELITY ASSET MANAGER

CONTRAFUND*                  FIDELITY CONTRAFUND PORTFOLIO

EQUITY INCOME*               FIDELITY EQUITY INCOME FUND

GROWTH*                      FIDELITY GROWTH FUND

HIGH YIELD*                  PACIFIC INVESTMENT MANAGEMENT COMPANY HIGH YIELD

INDEX 500*                   FIDELITY INDEX 500 FUND

INFLATION INDEX BONDS*       PACIFIC INVESTMENT MANAGEMENT COMPANY REAL RETURN

TECHNOLOGY*                  OCC ACCUMULATION TRUST INNOVATION PORTFOLIO

INTERNATIONAL STOCK*         T. ROWE PRICE INTERNATIONAL STOCK FUND

INVESTMENT GRADE BOND*       FIDELITY INVESTMENT GRADE BOND FUND

LARGE CAPITALIZATION*        NEUBERGER BERMAN AMT SOCIALLY RESPONSIVE

LARGE CAPITALIZATION*        NEUBERGER BERMAN AMT MID-CAP GROWTH

LARGE CAPITALIZATION*        PACIFIC INVESTMENT MANAGEMENT COMPANY STOCKS PLUS

LIMITED TERM BOND*           T. ROWE PRICE LIMITED TERM BOND FUND

MANAGED*                     OCC ACCUMULATION TRUST MANAGED PORTFOLIO

MIDCAP GROWTH*               ALGER AMERICAN MIDCAP GROWTH PORTFOLIO

MONEY MARKET*                FIDELITY MONEY MARKET FUND

ROYCE MICRO-CAP*             ROYCE MICRO-CAP PORTFOLIO

SAFECO EQUITY*               SAFECO RESOURCES SERIES TRUST

SAFECO GROWTH*               SAFECO RESOURCES SERIES TRUST

SMALL CAPITALIZATION*        ALGER AMERICAN SMALL CAP PORTFOLIO

SMALL CAP*                   OCC ACCUMULATION TRUST SMALL CAP PORTFOLIO

SOGEN OVERSEAS VARIABLE*     SOGEN VARIABLE FUNDS, INC.

WORLDWIDE HARD ASSETS*       VAN ECK WORLDWIDE HARD ASSETS FUND

*ELIGIBLE VARIABLE ACCOUNTS. IF YOU ELECT THE LIVING BENEFIT OPTION AND IF THE CONTRACT IS IN THE PAY-IN PERIOD ON THE LIVING BENEFIT DATE, WE WILL CALCULATE THE LIVING BENEFIT FOR EACH ELIGIBLE VARIABLE ACCOUNT IN WHICH YOU HAVE VALUE ON THE LIVING BENEFIT DATE. SEE PAGE 25 ("LIVING BENEFIT").


3-VCA-97                            PAGE 3A

                             SECTION 3 -DEFINITIONS

ACCOUNT -Any of the Variable Accounts or the Fixed Account.

ACCUMULATION UNIT -An accounting measure We use to calculate the value of a Variable Account before annuity payments begin.

AGE -Age on last birthday unless otherwise specified.

ANNUITANT -You are the Annuitant, unless You state otherwise in Your application. The Annuitant is the person or persons whose life (or lives) determines the dollar amount of the annuity payments that will be paid under the Contract. If the Annuitant dies before the Annuity Start Date, We will pay a death benefit. The maximum number of joint Annuitants is two. Provisions referring to the death of an Annuitant mean the death of the last surviving Annuitant. The Annuitant named in the application may not be changed.

ANNUITY START DATE - The date when the Annuitant will begin to receive annuity payments. (You are the Annuitant, unless You tell Us otherwise at the time of Your application.) If You own a Non-Qualified Contract, We will ask You to select an Annuity Start Date. If You do not select a date, the Annuity Start Date is either the Annuitant's age 70 or 10 years after the Date of Issue, whichever is later. If You own a Qualified Contract, the Annuity Start Date is fixed at the Annuitant's age 70 1/2.

ANNUITY UNIT -An accounting unit of measure We use to calculate the amount of annuity payments under a variable annuity option.

BENEFICIARY -The person(s) You name to receive the death benefit if the Owner or Annuitant dies before the Annuity Start Date.

BUSINESS DAY -Each day on which the New York Stock Exchange is open for business, except for the holidays listed in this prospectus under "Holidays" and except for any day on which the Portfolio in which a Variable Account invests does not value its shares.

CONTRACT FEE - During the Pay-in Period, We will deduct this charge from Your Contract Value at the end of each contract quarter and on the date You fully withdraw all value from the Contract. We use the Contract Fee to cover Our cost of providing certain administrative services related to the Contracts and the Separate Account.

CONTRACT PERIODS AND ANNIVERSARIES -Contract Years, contract months and contract quarters are measured from the Date of Issue. Each contract month begins on the same day in each calendar month as the Date of Issue. If the end of a premium period or a Contract Year is indicated by an age, it ends on the Contract Anniversary immediately following the birthday on which the Annuitant reaches that age.


4-VCA-97                            PAGE 4

CONTRACT VALUE - The total amount You have accumulated under the Contract. It is the sum of the Separate Account Value and the Fixed Account Value.

CONTRACT YEAR -A twelve-month period beginning on the Date of Issue or on a Contract Anniversary. The first Contract Year begins on the Date of Issue.

DATE OF ISSUE -The date (shown in Section 2 -Contract Specifications) on which We issue the Contract. It is the date on which the first Contract Year begins.

DEATH BENEFIT ANNIVERSARY - Every third Contract Anniversary beginning on the Date of Issue.

DOLLAR COST AVERAGING - Owner-initiated systematic transfers from one or more Variable Accounts to any other available Variable Account.

ELIGIBLE PREMIUM PAYMENT - That part of a Premium Payment that You initially allocated to a particular Eligible Variable Account at the time of payment, provided You made the payment at least ten (10) years prior to the Living Benefit Date.

ELIGIBLE VARIABLE ACCOUNT -Currently all Variable Accounts except the Van Eck Worldwide Hard Assets Fund Variable Account. (See "Living Benefit.")

ENHANCED DEATH BENEFIT -If You elect the three-year stepped-up Enhanced Death Benefit option at the time of purchase, the Enhanced Death Benefit will equal the greater of: (a) the Contract Value as of the date We receive due proof of the deceased's death and payment instructions; or (b) the highest Contract Value on any Death Benefit Anniversary preceding the date the death benefit is determined, plus any Premium Payments and minus any withdrawals and charges incurred between such Death Benefit Anniversary and the date the death benefit is determined.

FIXED ACCOUNT - Part of the Company's General Account to which all or a portion of the Contract Value may be allocated.

FIXED ACCOUNT CURRENT RATE -The applicable interest rate contained in a schedule of rates established by the Company from time to time.

FIXED ACCOUNT VALUE - The value of the contract in the Fixed Account prior to the Annuity Start Date.

FREE WITHDRAWAL AMOUNT -The amount of Contract Value that can be withdrawn in any Contract Year without a Withdrawal Charge.

FUND -Each of (i) The Alger American Fund; (ii) Fidelity VIP Fund; (iii) Fidelity VIP Fund II; (iv) OCC Accumulation Trust; (v) Royce Capital Fund; (vi) Safeco Rsecources Series Trust; (vii) Sogen Variable Funds, Inc.; (viii) T. Rowe Price Fixed Income Series, Inc.; (ix) T. Rowe Price International Series, Inc.; and (x) Van Eck Worldwide Insurance Trust. Each Variable Account invests in a separate investment portfolio ("Portfolio") of a Fund.


5-VCA-97                            PAGE 5

Each Fund is either an open-end management investment company or a unit investment trust.

GENERAL ACCOUNT -All assets of the Company other than those allocated to separate account.

LIVING BENEFIT - If You elect the Living Benefit option at the time of purchase and if the Contract is in the Pay-in Period on the Living Benefit Date, the Living Benefit for an Eligible Variable Account is equal to: (a) the sum of the Eligible Premium Payments for that particular Eligible Variable Account, MINUS
(b) a percentage of any transfer or withdrawal from the Eligible Variable Account; and MINUS (c) the value of that Eligible Variable Account on the Living Benefit Date. (See "Living Benefit.")

LIVING BENEFIT DATE - Ten years after the date of Issue.

NET PREMIUM PAYMENT -The Premium Payment minus any applicable premium tax.

OWNER ("YOU") -The person(s) who own(s) the Contract. "JOINT OWNERS" are two natural persons who own the contract equally with the right of survivorship.

PAYEE- The person(s) who receive annuity payments. The "SUCCESSOR PAYEE" receives any guaranteed annuity payments after the death of the Payee.

PAY-IN PERIOD -The period of time that begins when Your Contract is issued and continues until the date You begin to receive annuity payments on the Annuity Start Date. The Pay-in Period will also end if You fully withdraw Your Contract before the Annuity Start Date.

PAYOUT PLAN -An arrangement under which annuity payments are made under this Contract.

PORTFOLIO -The separate investment portfolios of the Funds. The Portfolios currently offered through the Contract are listed on page 3A of this Contract.

PREMIUM PAYMENT YEAR - The twelve-month period beginning on the date We receive any Premium Payment. It is used to calculate the Withdrawal Charge if You choose the Date of Premium Payment Withdrawal Charge Option.

PREMIUM TAX -The amount of tax, if any, charged by a federal, state or municipal entity on Premium Payments or Contract Values.

QUALIFIED CONTRACT -A Contract that is issued in connection with retirement plans that qualify for special federal income tax treatment under Sections 401, 403 (b), or 408 of the Internal Revenue Code.


6-VCA-97 R6/98                      PAGE 6

SEC -The U.S. Securities and Exchange Commission.

SEPARATE ACCOUNt - IL Annuity and Insurance Co. Separate Account 1. It is not part of Our General Account. The Separate Account is divided into Variable Accounts, each of which invests solely in shares of a Portfolio of a Fund.

SEPARATE ACCOUNT VALUE -The value of the Contract in the Separate Account prior to the Annuity Start Date.

SERVICE OFFICE -The office which provides service for the Contract. The mailing address is P.O. Box 29163, Overland Park, KS 66201. If the address changes We will notify You.

SURRENDER VALUE -The Contract Value MINUS (1) any applicable Withdrawal Charges; MINUS (2) any premium taxes not previously deducted; and MINUS (3) the Contract Fee.

VARIABLE ACCOUNT -A subdivision of the Separate Account. A Variable Account invests solely in the shares of a designated Portfolio of a Fund.

WE, US, OUR AND COMPANY -IL Annuity and Insurance Company.

WRITTEN REQUEST -A Written request or Notice in a form satisfactory to the Company which is signed by the Owner and received at the Service Office.

YOU, YOUR -The Owner or Joint Owners.


7-VCA-97                            PAGE 7

                           SECTION 4 -PREMIUM PAYMENTS

PREMIUM PAYMENTS

The initial Premium Payment is payable on or before delivery of this Contract. Any Premium Payments after the initial Premium Payment are payable at Our Service Office. All Premium Payments are payable in U.S. Dollars. The initial Premium Payment is shown on Page 3. The minimum Premium Payment is $1,000. We retain the right not to accept additional Premium Payments in any one year which exceed two times the initial Premium Payment and not to accept total Premium Payments in excess of $250,000.

You may continue Premium Payments until the earliest of:

      (a)   the Annuity Start Date;

      (b)   full withdrawal of Contract Value; or

      (c)   the date You reach age 85 (age 70 1/2 if this is a Qualified
            Contract).

ALLOCATION OF PREMIUM PAYMENTS

This Contract allows You to allocate Net Premium Payments to any Variable Account of the Separate Account and the Fixed Account subject to any minimum allocation amounts established by the Company. The initial Premium Payment will be allocated as specified in Your application. The same allocations will be made for each subsequent payment unless You change the allocations by Written Request or, at the time of a Premium Payment, You instruct Us to allocate that payment differently.

                            SECTION 5 -CONTRACT VALUE

CONTRACT VALUE

The Contract Value at any time is the sum of the Fixed Account Value and the Separate Account Value.

Unless You indicate otherwise, amounts withdrawn from the Contract Value by You and charges described in this Contract will be deducted from the Fixed Account and the Variable Accounts based on the proportion that the values of the Fixed Account and the Variable Accounts bear to the Contract Value.

All values and benefits are equal to or more than those required by law. The official responsible for supervising insurance in the state where the Contract is delivered has a detailed summary of the method We use to determine values.


8-VCA-97                            PAGE 8

FIXED ACCOUNT VALUE

The Fixed Account Value is equal to:

      (1)   the Net Premium Payments allocated to the Fixed Account, PLUS

      (2)   amounts transferred to the Fixed Account, PLUS

      (3)   interest credited to the Fixed Account, MINUS

      (4)   any partial withdrawals or transfers from the Fixed Account, MINUS

      (5) any Withdrawal Charges, Contract Fees or premium taxes deducted from the Fixed Account.

The Company will credit interest to the Fixed Account. The minimum Fixed Account interest rate is the rate shown on Page 3, compounded annually. The Company, at its discretion, may credit interest rates greater than the minimum Fixed Account interest rate.

SEPARATE ACCOUNT VALUE

The Separate Account Value is equal to the sum of the values in all the Variable Accounts of the Separate Account, each of which is, prior to the Annuity Start Date, equal to:

      (1)   net Premium Payments allocated to that Variable Account, PLUS

      (2)   any amount transferred to that Variable Account, PLUS

      (3) any interest income, dividends, capital gains, realized or unrealized, in that VariableAccount, MINUS

      (4) any partial withdrawals or transfers of amounts from the Variable Account (including any applicable transfer charges), MINUS

      (5) any Withdrawal Charges, Contract Fees or premium taxes deducted from that Variable Account, MINUS

      (6)   realized or unrealized net capital losses in that Variable Account.

CONTRACT FEE

We charge a fee for establishing and maintaining Our records for this Contract. The charge is $7.50 per quarter and is deducted from the Contract Value at the end of each three-month period measured from the Date of Issue or, if earlier, on the date of a full withdrawal. This charge does not apply after a Payout Plan has begun.

PREMIUM TAX CHARGES

A charge will be made by Us against the Contract Value of this Contract at the time any premium taxes not previously deducted are payable.


9-VCA-97                            PAGE 9

TRANSFERS OF CONTRACT VALUES

While this Contract is in force prior to the Annuity Start Date, You may transfer, by Written Request, Contract Values from one or more of the Variable Accounts to another one or more of the Variable Accounts or to the Fixed Account. You may make 12 such transfer requests per Contract Year without charge. A charge of $25.00 will be imposed for each transfer request in excess of 12. The transfer fee, if any, will be deducted from the Variable Account(s) from which the transfer is made. If a transfer is made from more than one Variable Account at the same time, the transfer fee will be deducted pro-rata from the remaining Separate Account Values in such Variable Accounts. We reserve the right to waive the transfer fee.

While this Contract is in force prior to the Annuity Start Date, You may transfer up to 20% of the Fixed Account Value (as determined at the beginning of the Contract Year) from the Fixed Account to one or more of the Variable Accounts in any Contract Year. There is no charge for transfers from the Fixed Account to one or more of the Variable Accounts. Amounts transferred under the Interest Sweep provision are included in the maximum amount which can be transferred from the Fixed Account in any Contract Year.

After annuity payments have begun, You may exchange annuity units from one or more of the Variable Accounts for annuity units of one or more of the Variable Accounts once each Contract Year. There is no charge for this exchange.

If You have chosen the Living Benefit option and You transfer Contract Value from an Eligible Variable Account, You will reduce the amount of the Eligible Premium Payments on which Your Living Benefit is based. (See "Living Benefit.")

The transfer privileges may be suspended or modified by Us at any time.

Amounts deducted from the Fixed Account for charges, withdrawals and transfers to the Variable Accounts, for the purpose of crediting interest are accounted for on a last in, first out basis. Amounts deducted from the Variable Accounts for charges, withdrawals and transfers to the Fixed Account or among the Variable Accounts, for the purpose of determining the Living Benefit are accounted for on a last in, first out basis.

DOLLAR COST AVERAGING

Before the Annuity Start Date, You may elect to have an amount You specify automatically transferred from one or more Variable Accounts or the Fixed Account to any other Variable Accounts. Dollar Cost Averaging transfers will be made on a monthly or quarterly basis. The amount transferred must be at least $100. There is no charge for dollar cost averaging transfers.

If You have chosen the Living Benefit option, Dollar-Cost Averaging from an Eligible Variable Account will reduce the amount of the Eligible Premium Payments on which the Living Benefit is based (See "Living Benefit.")


10-VCA-97                           PAGE 10

Amounts withdrawn from the Fixed Account due to dollar cost averaging are counted toward the 20% of Fixed Account Value that may be transferred out of the Fixed Account during any Contract Year.

INTEREST SWEEP

Before the Annuity Start Date, You may elect to have any interest credited to the Fixed Account automatically transferred to one or more Variable Accounts at the beginning of each calendar quarter. There is no charge for interest sweep transfers and an interest sweep transfer is not considered a transfer for purposes of assessing a transfer charge.

Amounts transferred out of the Fixed Account due to an interest sweep transfer are counted toward the 20% of Fixed Account Value that may be transferred out of the Fixed Account during any Contract Year.

AUTOMATIC ACCOUNT BALANCING

Before the Annuity Start Date, You may elect automatic account balancing. If You select this option, on the first Business Day of a calendar month or calendar quarter, We will automatically balance Your Variable Accounts to match Your premium allocation percentages. There is no charge for automatic account balancing.

If You have chosen the Living Benefit option, the Automatic Account Balancing from an Eligible Variable Account will reduce the amount of the Eligible Premium Payments on which the Living Benefit is based. (See "Living Benefit.")

                     SECTION 6 -SEPARATE ACCOUNT PROVISIONS

SEPARATE ACCOUNT

Variable benefit payments under the Contract are provided through the Separate Account. The Separate Account is registered with the SEC as a unit investment trust under the investment Company Act of 1940. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities of the Separate Account are not chargeable with the liabilities arising out of any other business that We may conduct and which has no specific relation to or dependence upon the Separate Account. We have the right to transfer to Our general account any assets of the Separate Account which are in excess of such reserves and other liabilities. The Company established the Separate Account to support the operations of this Contract and other variable contracts the Company may offer.


11-VCA-97                           PAGE 11

VARIABLE ACCOUNTS

The assets of the Separate Account are divided into subdivisions called Variable Accounts that are listed on page 3A of this Contract and in the current prospectus You received. Each Variable Account invests exclusively in shares of a corresponding Portfolio of a Fund listed on page 3A of this Contract. The income, gains and losses, whether or not realized, from assets allocated to each Variable Account shall be credited to or charged against such Variable Account without regard to other income, gains, or losses of any other Variable Account. Any amounts of income, dividends and gains distributed from the shares of a Fund are re-invested in additional shares of that Fund at its net asset value.

The Separate Account supporting benefits of this Contract and the reserves supporting variable annuity payments under this Contract provided by the Separate Account depend on the investment performance of the Portfolios in which Your selected Variable Accounts are invested. We do not guarantee the investment performance of the Portfolios. You bear the investment risk related to Separate Account Value and variable annuity payments supported by the Variable Accounts.

ACCUMULATION UNITS

Net Premium Payments may be allocated among and amounts may be transferred to the Variable Accounts. Net Premium Payments or transferred amounts are converted into accumulation units of the Variable Account to which the payment is allocated or the transfer is made. The number of accumulation units credited to each Variable Account is determined by dividing the dollar value of a net Premium Payment allocated or transferred to a Variable Account by the value of one accumulation unit for the Variable Account as of the end of the Business Day on which We received the payment. The number of accumulation units so determined will not be affected by any subsequent change in the value of such accumulation unit.

ACCUMULATION UNIT VALUE

The accumulation unit value for each Variable Account will vary to reflect the investment experience of the applicable Portfolio. The accumulation unit value for a Variable Account will be determined at the end of each Business Day by multiplying the accumulation unit value of the Variable Account on the preceding Business Day by the net investment factor for the Variable Account for the current Business Day. The value of the Variable Account on each Business Day is then determined by multiplying the number of accumulation units in that Variable Account by the accumulation unit value on that Business Day.

VALUATION OF ANY VARIABLE ACCOUNT

Allocation of net Premium Payments and transfers to a Variable Account will increase the number of accumulation units of that Variable Account. Partial withdrawals and transfers from a Variable Account will result in cancellation of


12-VCA-97                           PAGE 12
accumulation units of that Variable Account, as will a full withdrawal and the deduction of a Contract Fee and any applicable premium taxes. Accumulation units are cancelled as of the end of the Business Day on which the Company receives a Written Request or notices regarding the event.

NET INVESTMENT FACTOR

The net investment factor is an index applied to measure the investment performance of a Variable Account from one Business Day to the next. The net investment factor may be greater or less than one, therefore, the value of an accumulation unit may increase or decrease from day to day.

The Net Investment Factor for each Variable Account equals 1 plus the fraction obtained by dividing (a) by (b) where:

      (a)   is the net result of:

            1. the investment income, dividends, and capital gains, realized or unrealized, credited at the end of the current Business Day; PLUS

            2. the amount credited or released from reserves for taxes attributed to the operation of the Variable Account; MINUS

            3. the capital losses, realized or unrealized, charged at the end of the Business Day, MINUS

            4. any amount charged for taxes or any amount set aside during the Business Day as a reserve for taxes attributable to the operation or maintenance of the Variable Account; MINUS

            5. the amount charged for mortality and expense risk on that Business Day; MINUS

            6.    the amount charged for administration on that Business Day;
                  and

      (b) is the value of the assets in the Variable Account at the end of the preceding Business Day, adjusted for allocations and transfers to and withdrawals and transfers from the Variable Account occurring during that preceding Business Day.

ANNUITY UNIT VALUE

The value of an Annuity Unit for each Variable Account will vary to reflect the investment experience of the applicable Portfolio. The value of an Annuity Unit for a Variable Account will be determined on each Business Day by multiplying the Annuity Unit value of the Variable Account on the preceding Business Day by the product of (a) the net investment factor for that Variable Account for the Business Day for which the annuity value is being calculated and (b) an interest factor to neutralize the assumed interest rate.

You may choose an assumed interest rate of 3%, 4% or 5% at the time a variable payout plan is selected.


13-VCA-97                           PAGE 13

                        SECTION 7 -WITHDRAWAL PROVISIONS

PARTIAL WITHDRAWALS

You may request, in writing, to withdraw part of the Contract Value in amounts not less than $250. Your request must be received before the Annuity Start Date. If the Contract Value is reduced to below $1,000 by a partial withdrawal, the Company reserves the right to pay the Surrender Value to the Owner in a lump sum. Such payment will terminate the Contract and all obligations under the Contract.

You specify the Variable Account(s) or Fixed Account from which the partial withdrawal is made. If You do not specify from which accounts the withdrawal is to be made, or if the amount in the designated account is inadequate to comply with Your request, We will make the withdrawal pro-rata from each Variable Account and the Fixed Account based on the proportion that Your Variable Account Values and the Fixed Account Value bear to the Contract Value prior to the withdrawal.

We will pay You the amount You request in connection with a partial withdrawal by cancelling Accumulation Units from the appropriate Variable Accounts and/or reducing the value of the Fixed Account.

If You have elected the Living Benefit option, a partial withdrawal from an Eligible Variable Account will reduce the amount of the Eligible Premium Payments on which Your Living Benefit is based. (See "Living Benefit.")

FREE WITHDRAWAL AMOUNT

In any Contract Year after the first, You may withdraw a portion of Your Contract Value without incurring a Withdrawal Charge. This amount is called the Free Withdrawal Amount. Withdrawals under the Systematic Withdrawal Program are also permitted a Free Withdrawal Amount, as determined below, during the first Contract Year.

If Your initial Premium Payment is less than $100,000, the Free Withdrawal Amount is 10% of Contract Value each year, as determined at the beginning of the Contract Year. If You do not withdraw the full 10% in any Contract Year, the remaining amount does not roll over to the next Contract Year.

If Your initial Premium Payment is $100,000 or more, the value of the Free Withdrawal Amount depends on the Free Withdrawal Option You choose at the time You purchase Your Contract. Once You choose an option, You cannot change it.

      IF YOU CHOOSE THE CUMULATIVE 10% OPTION: After the first Contract Year, You may withdraw up to 10% of Your Contract Value as of the beginning of each Contract Year and We will not charge You a Withdrawal Charge on that amount. If You do not withdraw the full 10% in any one Contract Year, the remaining percentage may be rolled over to the next Contract Year, up to a maximum of 50% after 5 years as determined as of the beginning of each Contract Year.


14-VCA-97                           PAGE 14

      IF YOU CHOOSE THE EARNINGS OPTION: After the first Contract Year, You can withdraw part or all of Your earnings under the Contract at any time without incurring a Withdrawal Charge. Earnings are equal to Your Contract Value MINUS Premium Payments, transfers and partial withdrawals.

There will be a Withdrawal Charge on partial withdrawals in excess of the annual Free Withdrawal Amount.

FULL WITHDRAWAL OF CONTRACT VALUE

You may cancel this Contract by Written Request and receive the Surrender Value at any time before the Annuity Start Date. The Surrender Value will be the Contract Value as of the end of the Business Day on which the Company receives Your Written Request in Our Service Office, less any Withdrawal Charge, Contract Fee and premium taxes not previously deducted.

WITHDRAWAL CHARGES

Subject to the annual Free Withdrawal Amount, full or partial withdrawals of Contract Values may be subject to a contingent deferred sales charge known as the Withdrawal Charge.

When You purchase Your Contract, You must choose between two Withdrawal Charge Options.

The Withdrawal Charge is separately calculated for each withdrawal You make. For purposes of calculating the Withdrawal Charge, We treat withdrawals as coming from the oldest Premium Payment first. Amounts subject to the Withdrawal Charge will be deemed to be first from Premium Payments, and then from earnings. This means that We will not deduct a Withdrawal Charge on withdrawals of that portion of Your Contract Value that exceeds the sum total of Your Premium Payments.

      IF YOU CHOOSE THE DATE OF ISSUE WITHDRAWAL CHARGE OPTION: We will impose a Withdrawal Charge on all partial or full withdrawals of Premium Payments that You make during the first nine Contract Years if the amount of the withdrawal exceeds the Free Withdrawal Amount. The Withdrawal Charge is calculated as a percentage of the amount You withdraw based on the number of years between the date We receive Your Written Request for withdrawal and the Date of Issue. The rate of the Withdrawal Charge is listed in the table below. Under this option, no Withdrawal Charge is deducted from full or partial withdrawals that You make in Contract Years ten and later.


15-VCA-97                           PAGE 15

                                                            Charge as Percentage
      Contract Year                                          of Premium Payments
                                                             -------------------

      1-6............................................................7.0%
      7..............................................................6.0
      8..............................................................4.0
      9..............................................................2.0
      10+..............................................................0

      IF YOU CHOOSE THE DATE OF PREMIUM PAYMENT WITHDRAWAL CHARGE OPTION: We will calculate the Withdrawal Charge by determining the length of time between the date We receive Your Written Request for a withdrawal and the date You made the Premium Payment being withdrawn. We will deduct a Withdrawal Charge if You withdraw a Premium Payment that We have held for less than seven Premium Payment Years if it is greater than the Free Withdrawal Amount.

                                                            Charge as Percentage
      Premium Payment Year                                   of Premium Payments
      --------------------                                   -------------------

      1.............................................................7.0%
      2.............................................................6.0
      3.............................................................5.0
      4.............................................................4.0
      5.............................................................3.0
      6.............................................................2.0
      7.............................................................1.0
      8+..............................................................0

Any applicable Withdrawal Charge will be deducted from the remaining value in the Variable Account(s) or Fixed Account from which the withdrawal is being made. If such remaining Variable Account Value(s) or Fixed Account Value is insufficient for this purpose, the Withdrawal Charge will be deducted pro-rata from all Variable Accounts(s) and the Fixed Account based on the remaining Contract Value in each Variable Account and the Fixed Account.

No Withdrawal Charge will be assessed in the event the Contract terminates due to the death of the Annuitant or Owner or if Contract Values are applied to a life annuity or an annuity with a payment period of at least 10 years.

PAYMENT ON WITHDRAWALS

Payment on any request for withdrawal, or for the Death Benefit, will be made as soon as possible and, with respect to the Contract Values in the Variable Accounts, no later than seven days after the Written Request is received by the Company. However, such payment may be postponed for any period:


16-VCA-97                           PAGE 16

      (1)   when the New York Stock Exchange is closed; or

      (2)   when trading on the New York Stock Exchange is restricted; or

      (3) when an emergency exists as a result of which (a) disposal of securities held in the Variable Accounts is not reasonably practicable or (b) it is not reasonably practicable to fairly determine the value of the new assets of the Variable Account; or

      (4) during any other period when the U.S. Securities and Exchange Commission, by order, so permits for the protection of security holders.

Rules and regulations of the U.S. Securities and Exchange Commission will govern as to whether the conditions set forth in 2, 3 and 4 exist.

For payments or transfers from the Fixed Account, We may defer payment for up to 6 months from the date We receive Your Written Request. We will pay interest of at least 3% per annum on the amount withdrawn if the payment is deferred more than 30 days after receipt of documentation necessary to complete the transaction.

SYSTEMATIC WITHDRAWAL PROGRAM

The Systematic Withdrawal Program provides an automatic monthly or quarterly payment to You from the amounts You have accumulated in the Variable Accounts and/or the Fixed Account. The minimum amount You may withdraw is $100. To use the program, You must maintain a $1,000 balance in Your Contract. You may elect to participate in the Systematic Withdrawal Program at any time before the Annuity Start Date by sending a Written Request to Our Service Center. Once You elect the program, it remains in effect unless the balance in Your Contract drops below $1,000.

      We will assess a Withdrawal Charge on these withdrawals, unless the amount You withdraw under the Systematic Withdrawal Program qualifies as a Free Withdrawal Amount or unless Withdrawal Charges no longer apply to the amounts withdrawn. Withdrawals under the Systematic Withdrawal Program are permitted an Annual Free Withdrawal Amount during the first Contract Year. We do not deduct any other charges for this program. We reserve the right to discontinue offering the Systematic Withdrawal Program at any time and for any reason.

      If You have chosen the Living Benefit option, Systematic Withdrawals from an Eligible Variable Account will reduce the amount of the Eligible Premium Payments on which the Living Benefit is based. (See "Living Benefit.")

Amounts withdrawn from the Fixed Account due to the Systematic Withdrawal Program are counted toward the 20% of Fixed Account Value that may be transferred out of the Fixed Account during any Contract Year.


17-VCA-97                           PAGE 17

                         SECTION 8 -OWNERSHIP PROVISIONS

CONTRACT OWNER

The Annuitant is the Owner unless otherwise stated in the application or unless changed under the Transfer of Ownership Provision. The Owner is entitled to all Contract rights and benefits while the Annuitant is alive, without the consent of any other person.

JOINT OWNER

The Contract may be owned by two persons as Joint Owners, with rights of survivorship. In this case, the Joint Owners must consent to any withdrawals or changes to the Contract or Beneficiary.

TRANSFER OF OWNERSHIP

You may transfer the ownership of this Contract on forms provided by Us. The completed forms must be recorded by Us at Our Service Office. The transfer will be effective as of the date the transfer form is signed. We may require the return of the Contract for endorsement. The transfer is subject to any payment made or other actions taken by Us before We received Your Written Request. We are not responsible for the tax consequences resulting from a change of ownership.

QUALIFIED PLANS

If and while this Contract is part of a tax-qualified retirement plan under the U.S. Internal Revenue Code, You may not change the Owner or assign the Contract or make withdrawals unless permitted by the plan.

BENEFICIARY

The designation of a Beneficiary in the application shall remain in effect until You change it. You may name a Beneficiary and change any named Beneficiary during the lifetime of the Annuitant by Written Request satisfactory to Us. The change will take effect on the date the Written Request is signed. A change will not apply to any payment We make or any other action We take before the Written Request is received in Our Service Office.

ASSIGNMENT

You may assign the Contract in writing. The assignment will not bind Us until We have received a copy. Your rights and those of any Beneficiary will be subject to assignment. We are not responsible for the validity or tax consequences of the assignment.

18-VCA-97                           PAGE 18

                       SECTION 9 -DEATH BENEFIT PROVISIONS

DISTRIBUTION UPON THE DEATH OF THE OWNER

If You own the Contract with another person, and one of You dies before the Annuity Start Date, the survivor becomes the sole Beneficiary regardless of Your designation. If there is no surviving Owner, Your named Beneficiary will become the Beneficiary upon Your death. (You may name primary and contingent beneficiaries.) If You have named two or more primary Beneficiaries, they will share equally in the death benefit (described below) unless You have specified otherwise. If there are no living primary Beneficiaries at the time of Your death, payments will be made to those contingent Beneficiaries who are living when payment of the death benefit is due. If all the Beneficiaries have predeceased You, We will pay the death benefit to Your estate. If You or a Joint Owner who is the Annuitant dies before the Annuity Start Date, then the provisions relating to the death of an Annuitant (described below) will govern.

      If You are not the Annuitant and You die before the Annuitant and before the Annuity Start Date, then the following options are available to Your
Beneficiary:

      (1) If such Beneficiary is the spouse of the deceased Owner, the spouse may continue the Contract as the new Owner.

      (2)   If such Beneficiary is not the spouse of the deceased Owner:

            (a) such Beneficiary may elect to receive the Contract Value, LESS any premium taxes not yet deducted, in a single sum within 5 years of the deceased Owner's death; or

            (b) such Beneficiary may elect to receive the Contract Value paid out under one of the approved payout plans, provided that distributions begin within one year of the deceased Owner's death and the distribution period under the payout plan is for the life of, or for a period not exceeding the life expectancy of, the Beneficiary.

            If such Beneficiary does not elect one of the above options, We will pay the Contract Value, LESS any premium taxes not yet deducted, within five years from the date of the deceased Owner's death.

Under any of the distribution options in this section, "Distribution Upon the Death of the Owner," the Beneficiary may exercise all ownership rights and privileges from the date of the deceased Owner's death until the date that the Contract Value is paid. Similar rules apply to Qualified Contracts. The above distribution requirements will apply only upon the death of the first Joint Owner.


19-VCA-97                           PAGE 19

DISTRIBUTION UPON THE DEATH OF THE ANNUITANT

If the Annuitant (including an Owner who is the Annuitant) dies before the Annuity Start Date, We will pay the Death Benefit described below in "Death Benefits Before the Annuity Start Date" in a lump sum to Your named Beneficiary(ies) within five years after the date of the Annuitant's death. (You may name primary and contingent beneficiaries.) If You have named two or more primary Beneficiaries, they will share equally in the Death Benefit unless You have specified otherwise. If there are no living primary Beneficiaries at the time of the Annuitant's death, payments will be made to those contingent Beneficiaries who are living when payment of the Death Benefit is due. If all the Beneficiaries have predeceased the Annuitant, We will pay the Death Benefit to You, if living, or the Annuitant's estate. In lieu of a lump sum payment, the Beneficiary may elect, within 60 days of the date We receive due proof of the Annuitant's death, to apply the Death Benefit to a payout plan (See "Payout Options.")

      If you are also the Annuitant and You die, the provisions described immediately above apply, except that the Beneficiary may only apply the Death Benefit payment to a payout plan if:

      (1) payments under the option begin within one (1) year of the Annuitant's death; and

      (2) payments under the option are payable over the Beneficiary's life or over a period not greater than the Beneficiary's life expectancy.

DEATH BENEFIT BEFORE THE ANNUITY START DATE

If the Annuitant dies before the Annuity Start Date, the Beneficiary will receive a Death Benefit. If You do not choose the Enhanced Death Benefit option, the Death Benefit will be equal to the greater of:

      (1) the sum of all Premium Payments made under the Contract, LESS partial withdrawals as of the date We receive due proof of the deceased's death and payment instructions; or

      (2) the Contract Value as of the date We receive due proof of the deceased's death and payment instructions;

LESS any applicable premium taxes not previously deducted.

ENHANCED DEATH BENEFIT

If You elect the three year stepped-up Enhanced Death Benefit option at the time of purchase, the minimum Enhanced Death Benefit payable upon the death of the Annuitant before the Annuity Start Date will be reset every third year on the Death Benefit Anniversary if the Contract Value on such Death Benefit Anniversary is greater than the Contract Value on the previous Death Benefit Anniversary. The Enhanced Death Benefit will equal the greater of:


20-VCA-97                           PAGE 20

      (1) the Contract Value as of the date We receive due proof of the deceased's death and payment instructions; or

      (2) the highest Contract Value as of any Death Benefit Anniversary preceding the date the Enhanced Death Benefit is determined, plus any Premium Payments, and minus any withdrawals and charges, incurred between such Death Benefit Anniversary and the date the Enhanced Death Benefit is determined. This value is initially set on the first Death Benefit Anniversary and equals the greater of: (a) the sum of Premium Payments, MINUS partial withdrawals; or (b) Contract Value, on that date. This value will be reset on every future Death Benefit Anniversary (that is, every third year) to equal Contract Value on that date only if Contract Value on that Death Benefit Anniversary is greater than the Enhanced Death Benefit Value on any previous Death Benefit Anniversary. Once reset, this value will never decrease unless partial withdrawals are made;

LESS any applicable premium taxes not previously deducted.

AGE LIMITATION UNDER EITHER DEATH BENEFIT OPTION

If the Annuitant dies at or after age 75 (or ten years after the Date of Issue, whichever is later) but before the Annuity Start Date, the Death Benefit will equal Contract Value, LESS any applicable premium taxes not yet deducted, as of the date We receive due proof of death and payment instructions.

LOANS

If the Contract is a Qualified Contract, any outstanding loan amount on the date the Death Benefit is paid will also be deducted from the Death Benefit.

PROOF OF DEATH

Proof of death satisfactory to the Company consists of the death record or a certified copy of a court decree reciting a finding of death or any other proof satisfactory to the Company.

REQUIRED DISTRIBUTIONS

An Owner or Beneficiary who is required to begin to receive payments in the form of a life annuity or annuity for a period certain not exceeding the recipient's life expectancy may choose a payout plan.

BENEFICIARIES

You may designate the Beneficiaries as primary or contingent to indicate the order in which they take. If You name two or more Beneficiaries of the same class they will share equally unless you state how they are to share. If You


21-VCA-97                           PAGE 21
identify a relative as a Beneficiary, We will interpret that to mean a relative of the Annuitant unless You state the relationship is to another person.

Any Beneficiary who dies within 10 days of the Annuitant's or Owner's death will not be entitled to any benefits unless that Beneficiary is living when We receive due proof of the Annuitant's or Owner's death.

DEATH OF PAYEE AFTER THE ANNUITY START DATE

If the Payee dies after the Annuity Start Date, any Joint Payee becomes the sole Payee. If there is no Joint Payee, the Successor Payee becomes the sole Payee. If there is no Successor Payee, the remaining benefits are paid to the estate of the last surviving Payee. The death of the Payee after the Annuity Start Date will have the effect stated in the payout plan pursuant to which annuity payments are being made. If any Owner dies on or after the Annuity Start Date, any payments that remain must be made at least as rapidly as under the payout plan in effect on the date of the Your death.

                       SECTION 10 -PAYOUT PLAN PROVISIONS

ANNUITY START DATE

If You own a Non-Qualified Contract, We will ask You to select an Annuity Start Date. If You do not select a date, the Annuity Start Date is either the Annuitant's age 70 or 10 years after the Date of Issue, whichever is later. If You own a Qualified Contract, the Annuity Start Date is fixed at the Annuitant's age 70 1/2.

We will start annuity payments to the Annuitant on the Annuity Start Date shown on Page 4 unless You request a change in the Annuity Start Date. You can change the Annuity Start Date to any Contract Anniversary or to any date on which You withdraw the Contract Value. Your Written Request must be received in Our Service Office at least 31 days prior to the existing Annuity Start Date.

If You have chosen the Living Benefit option and You change the Annuity Start Date to a date earlier than the Living Benefit Date, You will no longer be eligible for the Living Benefit. (See "Living Benefit.")

PAYOUT PLANS

You may apply the Contract Value, less any applicable Contract Fee, Withdrawal Charges, and premium taxes not yet deducted, under any of the following payout plans or any other plan then being offered by the Company. Payout Plans may be fixed or variable or a combination of both.


22-VCA-97                           PAGE 22

The amount of the payment is not guaranteed if a variable payout is selected. If a fixed payout is selected, the payments for each $1,000 applied will not be less than those shown in the Fixed Period Table in Section 13.

You may request quarterly, semi-annual, or annual annuity payments instead of monthly payments.

      (1)   Installment Income Plans

            (A) Fixed Period -Paid in monthly payments for the number of years You select from 1 to 30 years. The amount of the payment is not guaranteed if a variable payout is selected. If a fixed payout is selected, the payments for each $1,000 applied will not be less than those shown in the Fixed Period Table in Section 13. Payments may be commuted.

            (B) Fixed Amount -Paid in equal monthly installments of $5.00 or more for each $1,000 applied. The number of payments is not guaranteed if a variable payout is selected. If a fixed payout is selected, payments will be made until the full amount applied with compound interest at not less that 3% is used up. Payments may be commuted.

      (2)   Life Income Plans

            (A) One Life -Paid monthly during the lifetime of the Payee. We will guarantee payments for either 10 or 20 years and for as long as the Payee lives. The amount of the payment is not guaranteed if a variable payout is selected. If a fixed payout is selected, the payments for each $1,000 applied will not be less than those shown in the One Life Table. The amount paid is based on the Payee's sex and age on the date of the first annuity payment. Payments guaranteed for 10 or 20 years may be commuted. Payments guaranteed only for the life of the Payee may not commuted.

            (B) Joint and Survivor -paid in monthly payments jointly to two Payees and after one dies to the surviving Payee. The amount paid is based on the Payee's sex and age on the date of the first payment. If either one dies before the due date of the first payment, We will pay the survivor under the Life Income Plan A with payments guaranteed for 10 years. Payments may not be commuted.

VARIABLE PAYOUT

A variable payout plan is a payout plan with payments increasing or decreasing in amount in accordance with the Annuity Unit values of one or more of the Variable Account(s) (as described in the Separate Account Provisions). After the first monthly payment for a variable payout has been determined in accordance with the provisions of this Contract, a number of Annuity Units is determined by dividing that first monthly payment by the appropriate Variable Account Annuity Unit alue on the Annuity Start Date.


23-VCA-97                           PAGE 23

Once variable payments begin, the number of Annuity Units remains fixed with respect to a Variable Account. If the Contract Owner elects by Written Request to exchange Annuity Units of one Variable Account for those of another Variable Account, the number will change effective with that election but will remain fixed in number following such election. The method of calculating the Annuity Unit value is described under the Separate Account Provisions.

The dollar amount of the second and subsequent variable payments is not predetermined and may increase or decrease from period to period. The actual amount of each variable payment after the first is determined by multiplying the number of Annuity Units by the Annuity Unit values described in the Separate Account Provisions.

FIXED PAYOUT

We guarantee interest under all fixed payout plans at a minimum rate of 3% a year. We may increase the interest rate above the minimum. Monthly payments on Life Income Plans will be based on the interest rate in effect on the due date of the first payment.

CHOOSING A PAYOUT PLAN

You may choose or change a payout plan any time before the Annuity Start Date. The choice must be in writing and in a form satisfactory to Us. The minimum amount which may be applied under a payout plan is $2,500. Any choice involving more than one payout plan must have Our approval.

If You do not elect a payout plan by the Annuity Start Date, We will apply the adjusted Contract Value, less any applicable Withdrawal Charges, under Life Income Plan A with payments guaranteed for 10 years. The Contract Value will be allocated to a fixed and variable payout in the same proportion that Your interest in the Fixed and Variable Accounts bears to the total Contract Value. When a Payee who is entitled to a payment in one sum chooses a payout plan, the rights of all other Beneficiaries end. Any amount payable when a Payee dies will be paid in one sum to the Payee's estate unless the Payee has named a Successor Payee.

Each payment must be at least $25. We may change the number of payments We make in a year so that each payment is at least $25.

DATE OF PAYMENT

The first payment under any payout plan will be made on the fifteenth day of the month immediately following Your selection of a plan. Subsequent payments shall be made on the fifteenth day of each subsequent month in accordance with the manner of payment selected.


24-VCA-97                           PAGE 24

                           SECTION 11 - LIVING BENEFIT

LIVING BENEFIT

If You elect the Living Benefit option at the time You purchase the Contract and if, on the Living Benefit Date, You have not begun to receive annuity payments, IL Annuity will calculate the Living Benefit for each Eligible Variable Account in which You have value. The Living Benefit will be credited to Contract Value of an Eligible Variable Account only if the value of the Eligible Variable Account on the Living Benefit Date is less than: (a) the sum of the Eligible Premium Payments for such Eligible Variable Account, MINUS (b) a percentage of all prior withdrawals and transfers from the Eligible Variable Account.

      Eligible Premium Payments are those Premium Payments that You initially allocated to a particular Eligible Variable Account at the time of payment, provided You made the payment at least ten (10) years prior to the Living Benefit Date.

      The Living Benefit that will be credited to each Eligible Variable Account on the Living Benefit Date is equal to: (a) the sum of the Eligible Premium Payments for that particular Eligible Variable Account; MINUS (b) a percentage of all prior withdrawals and transfers from that Eligible Variable Account; MINUS (c) the value of that Eligible Variable Account on the Living Benefit date.

      The Living Benefit Date is 10 years after the Date of Issue.

      If the Contract is owned by persons who are spouses at the time one Joint Owner dies, the Living Benefit Date will remain the same date. If the Contract is owned by Joint Owners who are not spouses and one of the Joint Owners dies before the Living Benefit Date, the original Living Benefit Date remains in effect provided no distributions have occurred as a result of the Owner's death. (See "Death Benefits.") Eligible Variable Accounts are those Variable Accounts shown on the specifications page of the Contract which invest in Funds which, in turn, invest primarily in stocks, equity securities, bonds or money market instruments. Currently all Variable Accounts are Eligible Variable Accounts.

      The Living Benefit will not be credited to Contract Value if You choose an Annuity Start Date that is earlier than the Living Benefit Date.

      A TRANSFER OR A PARTIAL WITHDRAWAL OF PREMIUM PAYMENTS OUT OF AN ELIGIBLE VARIABLE ACCOUNT WILL REDUCE THE AMOUNT OF ELIGIBLE PREMIUM PAYMENTS HELD IN THE ELIGIBLE VARIABLE ACCOUNT IN THE SAME PROPORTION AS THE TRANSFER OR WITHDRAWAL REDUCED THE VALUE OF THE ELIGIBLE VARIABLE ACCOUNT.


25-VCA-97 R6/98                     PAGE 25

      For purposes of calculating the value of an Eligible Account, We deem all transfers and withdrawals to be first a withdrawal of Premium Payments, then of earnings. Transfers out of an Eligible Variable Account include transfers resulting from Dollar Cost Averaging or Automatic Account Balancing, withdrawals out of an Eligible Variable Account include withdrawals resulting from the Systematic Withdrawal Payments.

                         SECTION 12 -GENERAL PROVISIONS

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT

If required, approval of or change of any investment policy will be filed with the Insurance Department of the State of Massachusetts and the state where this Contract is delivered.

When permitted by law, We may create new separate accounts; combine separate accounts, including the Separate Account; add new Variable Accounts to or remove existing Variable Accounts from the Separate Account or combine Variable Accounts; make new Variable Accounts or other Variable Accounts available to such classes of Contracts as We may determine; add new Funds or remove existing Funds; if shares of a Fund are no longer available for investment or if We determine that investment in a Fund is no longer appropriate in light of the purposes of the Separate Account, substitute a different Fund for any existing Fund; de-register the Separate Account under the Investment Company Act of 1940 in the event registration is no longer required; operate the Separate Account as a management investment company under the Investment Company Act of 1940 or as any other form permitted by law; and make any changes to the Separate Account or its operations as may be required by the Investment Company Act of 1940 or other applicable law or regulations.

The Company will pay a Living Benefit on premium payments allocated to an Eligible Variable Account if (a) the Portfolio underlying an Eligible Variable Account changes its investment objective; (b) the Company determines that an investment in a Portfolio underlying an Eligible Variable Account is no longer appropriate in light of the purposes of the Separate Account; or (c) shares of a Portfolio underlying an Eligible Variable Account are no longer available for investment by the Separate Account and IL Annuity is forced to redeem all shares of the Portfolio held by the Eligible Variable Account.

CREDITOR'S CLAIMS

All payments under the Contract will be exempt from the claims of creditors and legal process in the extent permitted by law. No payment will be transferred, assigned or withdrawn before it becomes payable unless We agree.


26-VCA-97                           PAGE 26

INCONTESTABILITY

The Contract will be incontestable from the Date of Issue.

INCORRECT AGE OR SEX

If the Annuitant's age or sex has been misstated, the amount of the annuity payable by the Company shall be that provided by that portion of the amounts allocated to effect such annuity on the basis of the corrected information without changing the date of the first payments of such annuity. Any overpayment We make will be charged with compound interest against subsequent payments. Any amounts We owe as a result of under-payment will be paid with compound interest upon receipt of notice of the underpayment. The rate will be the rate We use to determine the number or amount of the payments.

MODIFICATION OF CONTRACT

Any change in the Contract or waiver of its provisions must be in writing and signed by Our President, a Vice President, Our Secretary or Assistant Secretary. No other person can change or waive any of its provisions.

Upon notice to You, the Company may modify the Contract, if necessary, to permit the Contract or the Separate Account to comply with any applicable law or regulation issued by a government agency or if necessary to assure continued qualification of the contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or variable annuities contracts, or if necessary to effect a change in the operation of the Separate Account; or if the modification provides additional investment options.

In the event of such modifications, the Company will make the appropriate endorsement to the Contract.

NON-PARTICIPATING

This Contract does not participate in surplus earnings.

PROOF OF FACTS

We may ask any person claiming the right to payments for proof satisfactory to Us of such person's age, sex and right to payment. Any payments We make relying on that proof discharge Us from any obligation to make that payment to another person.


27-VCA-97                           PAGE 27

REPORTS TO THE OWNER

We will provide You with a report showing the Contract Values at least once each year. We will also provide You an annual report of the Separate Account and any other notice or report required by law to be delivered to Owners. All reports and notices will be sent to Your last known address.

SUBMISSION OF CONTRACT

We may ask You to relinquish the Contract or send it to Us for endorsement before We make any payment. Failure to have You surrender the Contract or note payment on it does not indicate that We have not made payment.

VOTING PRIVILEGES

So long as Federal law requires, We will give You certain voting privileges. As Contract Owner, if You have voting privileges, We will send a notice to You telling You the time and place of a shareholder meeting. The notice will also explain the matter to be voted upon and how many votes You get.


28-VCA-97                           PAGE 28

                               SECTION 13 -TABLES

                       FIXED PERIOD MINIMUM INCOME TABLE*

                    MONTHLY PAYMENTS FOR EACH $1,000 APPLIED

================================================================================
 NUMBER OF      MONTHLY      NUMBER OF     MONTHLY     NUMBER OF      MONTHLY
   YEARS      INSTALLMENTS     YEARS    INSTALLMENTS     YEARS     INSTALLMENTS
--------------------------------------------------------------------------------

1            84.47          11          8.86          21           5.32

2            42.86          12          8.24          22           5.15

3            28.99          13          7.71          23           4.99

4            22.06          14          7.26          24           4.84

5            17.91          15          6.87          25           4.71

6            15.14          16          6.53          26           4.59

7            13.16          17          6.23          27           4.47

8            11.68          18          5.96          28           4.37

9            10.53          19          5.73          29           4.27

10           9.61           20          5.51          30           4.18
================================================================================

         *Values are based on compound interest at 3.0% a year. Other rates are available on request.


29-VCA-97                           PAGE 29

                         ONE LIFE MINIMUM INCOME TABLE*

                    MONTHLY PAYMENTS FOR EACH $1,000 APPLIED

================================================================================

 Age of Payee
 Last Birthday    Life Only Income  Life 10 Years Certain  Life 20 Years Certain
--------------------------------------------------------------------------------
                Male       Female    Male      Female      Male       Female
--------------------------------------------------------------------------------
50              4.17       3.82     4.13       3.81        4.01       3.76
51              4.24       3.88     4.20       3.87        4.07       3.81
52              4.32       3.95     4.27       3.93        4.13       3.86
53              4.40       4.01     4.35       3.99        4.19       3.92
54              4.49       4.08     4.43       4.06        4.25       3.97
55              4.58       4.15     4.51       4.13        4.31       4.03
56              4.67       4.23     4.60       4.20        4.37       4.09
57              4.78       4.31     4.70       4.28        4.44       4.15
58              4.88       4.40     4.80       4.36        4.50       4.22
59              5.00       4.49     4.90       4.44        4.57       4.29
60              5.12       4.59     5.01       4.54        4.63       4.35
61              5.26       4.69     5.13       4.63        4.70       4.42
62              5.40       4.80     5.25       4.73        4.77       4.49
63              5.55       4.92     5.37       4.84        4.83       4.57
64              5.71       5.04     5.51       4.95        4.89       4.64
65              5.89       5.18     5.65       5.07        4.95       4.71
66              6.07       5.32     5.79       5.20        5.01       4.78
67              6.27       5.47     5.94       5.33        5.07       4.85
68              6.48       5.64     6.10       5.48        5.12       4.92
69              6.71       5.82     6.26       5.62        5.17       4.99
70              6.95       6.01     6.42       5.78        5.22       5.05
71              7.20       6.22     6.59       5.94        5.26       5.11
72              7.47       6.44     6.76       6.11        5.30       5.17
73              7.76       6.68     6.93       6.29        5.33       5.22
74              8.07       6.94     7.11       6.48        5.36       5.27
75              8.41       7.23     7.29       6.67        5.39       5.31
76              8.76       7.53     7.46       6.86        5.42       5.35
77              9.15       7.86     7.64       7.06        5.44       5.38
78              9.56       8.22     7.81       7.26        5.45       5.40
79              9.99       8.60     7.98       7.46        5.47       5.43
80              10.46      9.02     8.14       7.66        5.48       5.45
81              10.96      9.47     8.29       7.85        5.49       5.46
82              11.49      9.96     8.44       8.04        5.49       5.48
83              12.05      10.49    8.58       8.22        5.50       5.49
84              12.65      11.06    8.71       8.39        5.50       5.49
85              13.29      11.67    8.83       8.55        5.51       5.50
86              13.97      12.34    8.95       8.69        5.51       5.50
87              14.69      13.05    9.05       8.83        5.51       5.51
88              15.46      13.82    9.14       8.95        5.51       5.51
89              16.27      14.62    9.22       9.05        5.51       5.51
90              17.14      15.47    9.30       9.15        5.51       5.51
================================================================================

*Values are based on compound interest at 3.0% a year. Other rates are available on request.


30-VCA-97                           PAGE 30

                  JOINT & SURVIVOR WITH 20 YEAR CERTAIN TABLE*
                    MONTHLY PAYMENTS FOR EACH $1,000 APPLIED

==============================================================================================================

                         Number of Years Younger                                     Number Of Years Older
--------------------------------------------------------------------------------------------------------------
                                                                            Same
 Female        7        6        5       4        3        2        1       Age       1          2        3
--------------------------------------------------------------------------------------------------------------

Male Age:
--------------------------------------------------------------------------------------------------------------
    50        3.36     3.38    3.41     3.44     3.46     3.49     3.52     3.55     3.57     3.60     3.63

    51        3.39     3.42    3.45     3.48     3.51     3.53     3.56     3.59     3.62     3.65     3.68

    52        3.43     3.46    3.49     3.52     3.55     3.58     3.61     3.64     3.67     3.70     3.73

    53        3.47     3.50    3.53     3.56     3.60     3.63     3.66     3.69     3.72     3.75     3.79

    54        3.51     3.55    3.58     3.61     3.64     3.68     3.71     3.74     3.78     3.81     3.84

    55        3.56     3.59    3.63     3.66     3.70     3.73     3.77     3.80     3.84     3.87     3.91

    56        3.60     3.64    3.68     3.71     3.75     3.79     3.82     3.86     3.90     3.94     3.97

    57        3.65     3.69    3.73     3.77     3.81     3.84     3.88     3.92     3.96     4.00     4.04

    58        3.70     3.74    3.78     3.82     3.87     3.91     3.95     3.99     4.03     4.07     4.12

    59        3.76     3.80    3.84     3.89     3.93     3.97     4.02     4.06     4.11     4.15     4.19

    60        3.82     3.86    3.90     3.95     4.00     4.04     4.09     4.14     4.18     4.23     4.28

    61        3.88     3.92    3.97     4.02     4.07     4.12     4.17     4.22     4.27     4.32     4.37

    62        3.94     3.99    4.04     4.09     4.14     4.19     4.25     4.30     4.35     4.41     4.46

    63        4.01     4.06    4.11     4.17     4.22     4.28     4.33     4.39     4.45     4.50     4.56

    64        4.08     4.13    4.19     4.25     4.31     4.37     4.43     4.49     4.55     4.60     4.66

    65        4.15     4.21    4.27     4.33     4.40     4.46     4.52     4.59     4.65     4.71     4.78

    66        4.23     4.30    4.36     4.43     4.49     4.56     4.63     4.69     4.76     4.83     4.90

    67        4.32     4.39    4.45     4.52     4.59     4.66     4.74     4.81     4.88     4.95     5.02

    68        4.41     4.48    4.55     4.63     4.70     4.78     4.85     4.93     5.01     5.08     5.16

    69        4.50     4.58    4.66     4.74     4.81     4.90     4.98     5.06     5.14     5.22     5.30

    70        4.61     4.69    4.77     4.85     4.94     5.02     5.11     5.19     5.28     5.37     5.45

    71        4.71     4.80    4.89     4.97     5.06     5.16     5.25     5.34     5.43     5.52     5.61

    72        4.83     4.92    5.01     5.11     5.20     5.30     5.40     5.49     5.59     5.69     5.78

    73        4.95     5.04    5.14     5.24     5.35     5.45     5.55     5.66     5.76     5.86     5.96

    74        5.08     5.18    5.28     5.39     5.50     5.61     5.72     5.83     5.93     6.04     6.14

    75        5.21     5.32    5.43     5.55     5.66     5.78     5.89     6.01     6.12     6.23     6.34
==============================================================================================================

*Values are based on compound interest at 3.0% a year. Other rates not shown will be provideed on request.


31-VCA-97                           PAGE 31

                        IL ANNUITY AND INSURANCE COMPANY
                           2960 North Meridian Street
                           Indianapolis, Indiana 46208


         INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT
                                NON-PARTICIPATING
                           INCOME PAYABLE AT MATURITY
  DEATH BENEFIT PAYABLE IN THE EVENT OF THE ANNUITANT'S DEATH PRIOR TO MATURITY


For service or information about Your policy, contact the SERVICE OFFICE at
(888) 232-6486 or P.O. Box 29163, Overland Park, KS 66201, or contact Your agent.


VCA-97
                            SECTION 2 -SPECIFICATIONS

         CONTRACT NUMBER   [VA00001]      [William P. Ryker]  ANNUITANT

           DATE OF ISSUE   [May 31, 1995]     [June 1, 2020]  COMMENCEMENT DATE

            AGE AT ISSUE   [40]                    QUALIFIED

INITIAL PREMIUM
PAYMENT                     [$10,000]
                            PREMIUM PAYMENTS MAY BE CONTINUED TO THE
                            ANNUITY START DATE

    PREMIUM TAX CHARGE      0%

          CONTRACT FEE      $7.50 PER CONTRACT QUARTER

         MORTALITY AND      1.25% PER ANNUM OF THE AVERAGE DAILY VARIABLE
   EXPENSE RISK CHARGE      ACCOUNT VALUE

        ADMINISTRATIVE      .15% PER ANNUM OF THE AVERAGE DAILY VARIABLE
                CHARGE      ACCOUNT VALUE

      VARIABLE ACCOUNT      FIRST 12 REQUESTS PER CONTRACT YEAR - $0
          TRANSFER FEE      13 OR MORE PER CONTRACT YEAR - $25.00 EACH TRANSFER

         FIXED ACCOUNT
 MINIMUM INTEREST RATE      3.0%

     WITHDRAWAL CHARGE      [LIST OPTION]
                            IF YOU WITHDRAW ALL OR PART OF THE CONTRACT
                            VALUE, WITHDRAWAL CHARGES MAY APPLY. SEE PAGE 15.

FREE WITHDRAWAL OPTION      [APPLIES ONLY IF INITIAL PREMIUM PAYMENT IS $100,000
                            OR MORE]
                            [LIST 50% CUMULATIVE OR EARNINGS OPTION]

        SERVICE CENTER      IL ANNUITY AND INSURANCE COMPANY SERVICE OFFICE
                            P.O. Box 29163, Overland Park, KS 66201 (888)
                            232-6486

================================================================================

      [List Living Benefit or Enhanced Death Benefit Option.]


3-VCA-97 U                          PAGE 3

                         SECTION 13 -FIXED PAYOUT TABLES

                       FIXED PERIOD MINIMUM INCOME TABLE*
                    MONTHLY PAYMENTS FOR EACH $1,000 APPLIED

--------------------------------------------------------------------------------
   NUMBER       MONTHLY       NUMBER       MONTHLY       NUMBER       MONTHLY
     OF         INSTALL-        OF        INSTALL-         OF        INSTALL-
   YEARS         MENTS         YEARS        MENTS        YEARS         MENTS
--------------------------------------------------------------------------------
     1           84.47          11          8.86           21          5.32
     2           42.86          12          8.24           22          5.15
     3           28.99          13          7.71           23          4.99
     4           22.06          14          7.26           24          4.84
     5           17.91          15          6.87           25          4.71
     6           15.14          16          6.53           26          4.59
     7           13.16          17          6.23           27          4.47
     8           11.68          18          5.96           28          4.37
     9           10.53          19          5.73           29          4.27
     10           9.61          20          5.51           30          4.18
--------------------------------------------------------------------------------

* Minimum Values are calculated based on a 3.0% minimum guaranteed interest rate.

                         ONE LIFE MINIMUM INCOME TABLE*
                    MONTHLY PAYMENTS FOR EACH $1,000 APPLIED
             -------------------------------------------------------
                                Life        Life 10      Life 20
                 Age of         only          Yrs          Yrs
                  Payee        Income       Certain      Certain
                  Last      ----------------------------------------
                Birthday       Unisex        Unisex       Unisex
             -------------------------------------------------------
                   50           3.89          3.87         3.81
                   51           3.95          3.93         3.86
                   52           4.01          3.99         3.91
                   53           4.08          4.06         3.97
                   54           4.15          4.12         4.02
                   55           4.23          4.20         4.08
                   56           4.31          4.27         4.14
                   57           4.39          4.35         4.21
                   58           4.48          4.44         4.27
                   59           4.58          4.53         4.34
                   60           4.68          4.62         4.40
                   61           4.79          4.72         4.47
                   62           4.91          4.82         4.54
                   63           5.03          4.93         4.61
                   64           5.16          5.05         4.68
                   65           5.30          5.17         4.75
                   66           5.45          5.30         4.82
                   67           5.61          5.44         4.89
                   68           5.78          5.58         4.96
                   69           5.96          5.73         5.02
                   70           6.16          5.89         5.08
                   71           6.38          6.05         5.14
                   72           6.61          6.22         5.19
                   73           6.85          6.40         5.24
                   74           7.12          6.58         5.28
                   75           7.41          6.77         5.32
                   76           7.72          6.96         5.36
                   77           8.05          7.15         5.39
                   78           8.42          7.35         5.41
                   79           8.81          7.54         5.43
                   80           9.23          7.73         5.45
                   81           9.68          7.92         5.47
                   82          10.17          8.10         5.48
                   83          10.70          8.28         5.49
                   84          11.27          8.44         5.50
                   85          11.89          8.59         5.50
             -------------------------------------------------------

*Minimum Values are calculated based on 1983 Table a (ALB), 80% female/20% male blended, with 12 years mortality improvement of projection scale G, and a 3% minimum guaranteed interest rate.


29-VCA-97 U                         Page 29

                  JOINT & SURVIVOR WITH 10 YEAR CERTAIN TABLE*
                    Monthly Payments for each $1,000 applied

---------------------------------------------------------------------------------------------------------------------------
                                    Number of Years Younger                        Same          Number of Years Older
   Unisex        7        6         5         4         3         2          1     Age           1         2         3
---------------------------------------------------------------------------------------------------------------------------
 Unisex Age:
           50    3.34      3.37      3.39      3.41      3.43       3.46      3.48      3.50      3.52      3.54      3.56
           51    3.38      3.40      3.43      3.45      3.47       3.50      3.52      3.54      3.56      3.59      3.61
           52    3.42      3.44      3.47      3.49      3.52       3.54      3.56      3.59      3.61      3.63      3.66
           53    3.46      3.48      3.51      3.53      3.56       3.59      3.61      3.64      3.66      3.68      3.71
           54    3.50      3.52      3.55      3.58      3.61       3.63      3.66      3.69      3.71      3.74      3.76
           55    3.54      3.57      3.60      3.63      3.66       3.68      3.71      3.74      3.77      3.79      3.82
           56    3.59      3.62      3.65      3.68      3.71       3.74      3.77      3.80      3.83      3.85      3.88
           57    3.63      3.67      3.70      3.73      3.76       3.79      3.83      3.86      3.89      3.92      3.95
           58    3.68      3.72      3.75      3.79      3.82       3.85      3.89      3.92      3.95      3.98      4.01
           59    3.74      3.77      3.81      3.85      3.88       3.92      3.95      3.99      4.02      4.05      4.09
           60    3.79      3.83      3.87      3.91      3.95       3.98      4.02      4.06      4.09      4.13      4.16
           61    3.85      3.89      3.93      3.97      4.01       4.05      4.09      4.13      4.17      4.21      4.25
           62    3.92      3.96      4.00      4.04      4.09       4.13      4.17      4.21      4.25      4.29      4.33
           63    3.98      4.03      4.07      4.12      4.16       4.21      4.25      4.30      4.34      4.38      4.42
           64    4.05      4.10      4.15      4.20      4.25       4.29      4.34      4.39      4.43      4.48      4.52
           65    4.13      4.18      4.23      4.28      4.33       4.38      4.43      4.48      4.53      4.58      4.63
           66    4.21      4.26      4.32      4.37      4.42       4.48      4.53      4.58      4.64      4.69      4.74
           67    4.29      4.35      4.41      4.46      4.52       4.58      4.64      4.69      4.75      4.80      4.85
           68    4.38      4.44      4.50      4.56      4.63       4.69      4.75      4.81      4.87      4.92      4.98
           69    4.47      4.54      4.60      4.67      4.74       4.80      4.87      4.93      4.99      5.05      5.11
           70    4.58      4.64      4.71      4.78      4.85       4.92      4.99      5.06      5.13      5.19      5.25
           71    4.68      4.76      4.83      4.90      4.98       5.05      5.13      5.20      5.27      5.34      5.41
           72    4.80      4.87      4.95      5.03      5.11       5.19      5.27      5.35      5.42      5.49      5.56
           73    4.92      5.00      5.08      5.17      5.25       5.34      5.42      5.50      5.58      5.66      5.73
           74    5.04      5.13      5.22      5.31      5.41       5.49      5.58      5.67      5.75      5.83      5.91
           75    5.18      5.28      5.37      5.47      5.56       5.66      5.75      5.84      5.93      6.02      6.10
---------------------------------------------------------------------------------------------------------------------------

*Minimum Values are calculated based on 1983 Table a (ALB), 80% female/20% male blended, with 12 years mortality improvement of projection scale G, and a 3% minimum guaranteed interest rate.


30-VCA-97 U